SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                        August 14, 1997 (August 1, 1997)


                        GRAY COMMUNICATIONS SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

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
            Georgia                             0-19576                             58-0285030
--------------------------------      -----------------------------      ------------------------------
 (State or other jurisdiction           (Commission File Number)           (IRS Employer Identification
       of incorporation)                                                              Number)
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                126 N. Washington Street,
                       Albany, GA                                    31701
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         (Address of principal executive offices)                  (Zip code)


                                 (912) 888-9390
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              (Registrant's telephone number, including area code)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) On August 1, 1997, Gray Communications Systems, Inc. (the "Company") purchased from Raycom-U.S., Inc. substantially all of the assets used in the operation of television station WITN-TV, Channel 7, the NBC affiliate in the Greenville-Washington-New Bern, North Carolina market. The consideration paid at closing was approximately $40.7 million excluding assumed liabilities of approximately $500,000. The Company funded the costs of this acquisition through a senior credit facility with KeyBank National Association, NationsBank, N.A. (South), CIBC, Inc., CoreStates Bank, N.A. and the Bank of New York. The Company will pay Bull Run Corporation, an affiliate of the Company a fee equal to 1% of the purchase price for services performed.

The terms of the acquisition, including the consideration paid by the Company therefore, were determined in arms-length negotiations between the Company and the Seller.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

It is impracticable for the Company to provide the required financial statements of the business acquired at this time. The required statements will be filed under separate cover of Form 8K/A as soon as practical, but not later than October 15, 1997.

(b)      Pro Forma Financial Information.

It is impracticable for the Company to provide the required pro forma financial information at this time. The required statements will be filed under separate cover of Form 8K/A as soon as practical, but not later than October 15, 1997.

(c)      Exhibits.

(10) Asset Purchase Agreement by and among the Company and Raycom-U.S., Inc. and WITN-TV, Inc.
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                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Gray Communications Systems, Inc.

                                   By:       /s/ William A. Fielder, III
                                       -----------------------------------
                                             William A. Fielder, III
                                    Vice President and Chief Financial Officer

Date: August 14, 1997
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